SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported) July 12, 2001 (June 28, 2001)

                                DSTAGE.COM, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                    -----------------------------------------
                 (State or Other Jurisdiction of Incorporation)


          000-30785                                      52-2195605
   -----------------------                   ---------------------------------
   (Commission File Number)                 (I.R.S. Employer Identification No.)

        000-111-5818                           7389  (Business  Services  NEC)
     ---------------------                    ---------------------------------
      Central  Index  Key                     Standard Industrial Classification


               1600 Broadway, Suite 2400, Denver, Colorado 80202
               --------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (303) 542-1802
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


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Item  2.     Acquisition  or  Disposition  of  Assets

     On June 28, 2001, Dstage.com, Inc. ("DSTG") a Delaware corporation, entered into a Capital Lease of Land, Property and Equipment ("Agreement") with Bentley House Furniture Company, a Philippine corporation ("BHFC"), resulting in DSTG taking possession of BHFC's two-story, 2.8 acre manufacturing complex, consisting of a large furniture manufacturing plant, cafeteria, two level separate office block and drying facility. As part of the Agreement, BHFC executed a Regulation S Securities Subscription Agreement with DSTG. An announcement to this effect was issued on July 12, 2001.

     Under the terms and conditions of the Agreement, DSTG agreed to pay BHFC rent for the Property and Equipment in an amount equal to $600,000 per year until 2050 in cash, cash equivalents or restricted shares of DSTG's $0.001 common stock, at the beginning of each year throughout the lease term, reflecting an annual interest rate of 10%. Alternatively, DSTG had the right to pay a One Time Fee of $6,000,000, payable in cash, cash equivalents or One Million (1,000,000) restricted shares of the Dstage.com, Inc. $0.001 par value Common Stock, representing payment in full for all amounts due by DSTG to BHFC during the term of the Agreement. DSTG has paid BHFC a one-time lease payment in the form of 1,000,000 shares of Dstage $.001 par value common stock in lieu of $6,000,000 in cash to cover the 49-year lease on the land, property and equipment, which is located in the Davao City Export Zone. BHFC will bear all legal, tax and similar costs related to the transaction. DSTG has an option to purchase the land, property and equipment during the lease term for $100,000 in the event Philippine law should at some point in the future permit an outright transfer of the title to a U.S. corporation.

     The manufacturing facility, built new in 1998, has had limited operations during the past three years. Consistent with the Dstage business model, the company intends to place the resource with a promising venture that can productively use the land, property and equipment directly in its operations. Until such time as an appropriate venture is identified, the facility will be idle.

     The foregoing description of the Capital Lease Agreement and the Regulation S Securities Subscription Agreement is qualified in its entirety to the full text of such Capital Lease Agreement and Regulation S Securities Subscription Agreement, a copy of which is attached hereto as an Exhibit and which is incorporated herein by reference.

     The company is determining at this point how to account for this transaction. As a result, the positive or negative impact of this transaction on the company's financial statements cannot be assured when evaluating the information contained in this filing.

Item  7.  Financial  Statements  and  Exhibits

(a)  Financial  Statements  of  Business  Acquired.

     (1) If it is determined that financial statements required by this item are to be filed with the initial report, or by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed, Dstage will file an amendment to this 8-K no later than August 31, 2001 containing the required financial information.


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(b)  Pro  Forma  Financial  Information.

     (1) If it is determined that financial statements required by this item are to be filed with the initial report, or by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed, Dstage will file an amendment to this 8-K no later than August 31, 2001 containing the required financial information.

(c)  Exhibits.

     1.1  Capital  Lease  Agreement  dated  June 28, 2001 between DSTG and BHFC.

     1.2 Regulation S Subscription Agreement dated June 28, 2001 between DSTG and BHFC.

     99.1 Press  Release

     A copy of Dstage's press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The press release filed as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business contained in the press release are "forward-looking" rather than "historic." The press release also states that a more thorough discussion of certain factors which may affect the Company's operating results is included in the Company's filings with the Securities and Exchange Commission and will also be included in the Company's Quarterly Report on Form 10QSB for the fiscal quarter ended June 30, 2001 to be filed with the Securities and Exchange Commission in the near future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                             Dstage.com,  Inc.


                             Dated:  July 12, 2001      By:  /s/  Sue  Perrault
                                                                  Sue  Perrault,
                                                                  President




                  (Remainder of Page Left Intentionally Blank)


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